Exhibit 3.7

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:18 AM 12/17/2024
FILED 09:18 AM12/17/2024
SR 20244514283 - File Number 2710797

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A DELAWARE CORPORATION TO

A NEVADA CORPORATION

PURSUANT TO SECTION 266 OF

THE DELAWARE GENERAL CORPORATION LAW

This Certificate of Conversion is being duly executed and filed by Revium Recovery, Inc., a Delaware corporation (the “Corporation”), to convert the Corporation to Revium Rx., a Nevada corporation, pursuant to §266 of the General Corporation Law of the State of Delaware.

FIRST: The name of the Corporation is Revium Recovery, Inc.

SECOND: The Corporation was originally incorporated in the State of Delaware on January 24, 1997, under the name “Fun Cosmetics, Inc.”, on August 29, 2005, it changed its name to “Grand Canal Entertainment, Inc.”, on October 31, 2008, it changed its name to “OC Beverages, Inc.” and on December 4, 2020, it changed its name to “Revium Recovery, Inc.”

THIRD: The Corporation shall be converted to a Nevada corporation named “Revium Rx”.

FOURTH: The conversion of the Corporation to a Nevada corporation has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

FIFTH: The Corporation hereby agrees that it may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the Corporation arising while it was a corporation of the State of Delaware. The Corporation hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such action, suit or proceeding. A copy of any such process served upon the Secretary of State of the State of Delaware shall be mailed to the Corporation at:

ReviumRx.

10 HaMenofim Street

Herzliya, Israel

Attn: Inna Martin

Chief Executive Officer and President

*    *   *   *   *

IN WITNESS WHEREOF, the undersigned, being duly authorized to sign on behalf of Revium Recovery, Inc. has executed this Certificate of Conversion on December 16, 2024.

REVIUM RECOVERY, INC.,
a Delaware corporation

By:	/s/ Inna Martin
Inna Martin
President